SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 14, 2007 (June 10, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into a Material Definitive Agreement

Grant of "Asher-Menashe" Petroleum Exploration License

On June 10, 2007, the Israeli Petroleum Commissioner issued to Zion Oil & Gas, Inc. Petroleum Exploration License No. 334/"Asher-Menashe". The Asher-Menashe License covers an area of 319,000 dunam (approximately 78,800 acres) north of the company's 397,000 dunam (approximately 98,100 acre) Ma'anit-Joseph License. The Asher-Menashe License is located on the Israeli coastal plain and on the Mt. Carmel range between Caesarea in the south and Haifa in the north. The License has a three-year primary term, commencing June 10, 2007 through June 9, 2010, and may be extended for additional periods up to a maximum of seven years as provided by the Israeli Petroleum Law.

Under the terms of the Asher-Menashe License, Zion must acquire 20 kilometers of new seismic data in the license area by January 1, 2008 and commence a well to a depth of approximately 4,000 meters by July 1, 2009. Additional terms of the License require the company to prepare and submit during the license's primary term, various geological, geophysical and geochemical maps and analyses. The dates by which the seismic data must be acquired and the well commenced may be extended by the Petroleum Commissioner giving consideration to the circumstances.

On May 31, 2007, Zion issued a press release announcing receipt of notification from the petroleum Commissioner's office that its application for the Asher-Menashe License had been approved and the license would be issued. A copy of the press release is attached as Exhibit 99.1.

Item 9.01(d):

Exhibit 99.1 Press Release dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 14, 2007

Zion Oil and Gas, Inc.

By: /s/ Philip Mandelker

Philip Mandelker
Executive Vice President and Secretary